UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 5, 2014

KIMCO REALTY CORPORATION

 (Exact name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road
Suite 100
New Hyde Park, NY 11042

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (516) 869-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2014, the Board of Directors of Kimco Realty Corporation (the “Company”) appointed Conor C. Flynn, age 34, to serve as President, Chief Operating Officer and Chief Investment Officer of the Company, effective as of August 5, 2014. Immediately prior to the appointment, Mr. Flynn was serving as Executive Vice President, Chief Operating Officer and Chief Investment Officer of the Company.

David B. Henry, the Company’s Chief Executive Officer, President and Vice Chairman of the Board of Directors will continue to serve as the Company’s Chief Executive Officer and Vice Chairman of the Board of Directors, effective as of August 5, 2014. Mr. Henry previously held the title of President immediately prior to Mr. Flynn’s appointment.

In connection with Mr. Flynn’s appointment to the office of President, on August 5, 2014, the Board of Directors awarded to Mr. Flynn a long-term incentive equity grant of 100,000 shares of restricted stock, subject to the terms and conditions of the Kimco Realty Corporation 2010 Equity Participation Plan, including vesting requirements under which the award will vest 20% every year over five years from the date of grant.

The Company’s press release describing these events is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION
Date: August 6, 2014	By:	/s/ David B. Henry
Name: David B. Henry Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 6, 2014.